EXHIBIT 99.2

One Jake Brown Road
Old Bridge, NJ 08857
Tel: 732-679-4000
Fax: 732-679-4353
www.blondertongue.com

FOR IMMEDIATE RELEASE:

Blonder Tongue Reports Preliminary First
Quarter 2010 Results and Corrective Disclosure

OLD BRIDGE, NEW JERSEY, April 29, 2010 – Blonder Tongue Laboratories, Inc. (NYSE Amex: “BDR”) today announced the following preliminary, unaudited financial results for the first quarter ended March 31, 2010.

Net sales                      $5,594,000

Gross profit                  $2,515,000

Net loss                        $(205,000)

The Company also expects to issue its traditional, more comprehensive press release on financial results on or about May 6, 2010.

In addition, a senior officer of the Company today posted an unauthorized message on an internet message board stating his personal sentiments regarding the Company and its prospects.  The Company promptly posted a response disclaiming the statements made by this officer.  A copy of the officer’s posting and the Company’s response thereto are set forth below:

Unauthorized Message Posted By Bob Palle, President of the Company on a Yahoo Finance message board:

“Re: Strategy of BDR?

At BT we are in the process of grooming the next generation of management. The last CC was reasonably benign as the numbers were in line with expectations.  I chose to allow Ms Nikoo to represent me on this particular call. I think she performed wonderfully. Did you have any questions she could not answer?  re my ownership....Come on girls, I am a buyer, and still a buyer, but the SEC window must be open to buy.

Bob Palle

Sentiment : Strong Buy”

Corrective Response Posted by the Company

“This message is authorized by Blonder Tongue Laboratories, Inc. ("Company") and is made in response to the unauthorized message posted this morning at 10:12 a.m. by Bob Palle, the Company's President, in which he expressed his personal sentiments regarding the Company and its prospects.  The Company hereby expressly disclaims the statements made by Mr. Palle in his message.  As a matter of policy, the Company does not provide guidance or sentiment about its prospects or financial performance, other than as may be provided in Company sanctioned press releases issued via the national wire services (such as Business Wire) or in the Company's periodic filings with the Securities and Exchange Commission (such as Forms 8-K, 10-K and 10-Q).  Accordingly, please disregard Mr. Palle's message posted  this morning and review the Company's press releases and SEC filings.”

About Blonder Tongue (www.blondertongue.com)
Blonder Tongue Laboratories, Inc. provides professional solutions for content contribution, distribution and video delivery to the home or business serving cable, broadcast, satellite, IPTV, institutional and professional video markets. With nearly 60 years of experience, the company designs, manufactures, sells and supports an equipment portfolio of digital and core analog video solutions, as well as high speed data and telephony for distribution over coax, fiber and IP networks.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2009 (See Item 1: Business, Item 1A: Risk Factors and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference.  The words “believe”, “expect”, “anticipate”, “indications”, “should”, “project”, and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.  Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contact:

James A. Luksch
Chief Executive Officer
jluksch@blondertongue.com
(732) 679-4000